Exhibit 99.1
Tyson Foods, Inc. Announces Early Tender Results

SPRINGDALE, Ark., Aug. 24, 2026 -- Tyson Foods, Inc. (the “Company” or “we”) (NYSE: TSN) announced today the early results of the previously announced offers to purchase for cash commenced by the Company for the notes issued by the Company listed in the following table (the “Notes”) (i) in accordance with, and in the order of, the corresponding Acceptance Priority Levels (as defined below) and (ii) subject to, among other things, the Maximum Tender Cap, the 2027 Tender Sub-Cap and possible pro rata allocation, upon the terms and subject to the conditions set forth in the Offer to Purchase (as defined below), and our election, with respect to the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (as defined below), to make payment for such Notes on August 26, 2026 (the “Early Settlement Date”).

The offers to purchase with respect to each series (each, a “Series”) of Notes are referred to herein as the “Offers” and each, an “Offer.” Each Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated August 10, 2026 (as may be amended or supplemented from time to time, including pursuant to this press release, the “Offer to Purchase”). Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

In addition, the Company also announced that it has exercised its previously disclosed right to amend the terms of the Offers to eliminate the 5.400% 2029 Tender Sub-Cap. Except as described in this press release, the terms and conditions of the Offers set forth in the Offer to Purchase remain unchanged.

The Tender Agent and Information Agent (each as defined below) for the Offers has advised the Company that, as of 5:00 P.M., New York City time, on August 21, 2026 (such date and time, the “Early Tender Deadline”), the aggregate principal amounts of (i) 3.550% Senior Notes due 2027, (ii) 5.400% Senior Notes due 2029 and (iii) 4.350% Senior Notes due 2029 listed in the table below had been validly tendered and not validly withdrawn. The Withdrawal Deadline of 5:00 P.M., New York City time, on August 21, 2026 has passed and accordingly, the Notes validly tendered pursuant to the Offers may no longer be withdrawn, except in the limited circumstances described in the Offer to Purchase.

Title of Security	CUSIP / ISIN	Principal Amount Outstanding	Tender Sub-Cap(1)	Acceptance Priority Level	Principal Amount Tendered as of the Early Tender Deadline
3.550% Senior Notes due 2027	CUSIP: 902494 BC6 ISIN: US902494BC62	$1,300,000,000	$800,000,000	1	$571,260,000
5.400% Senior Notes due 2029	CUSIP: 902494 BL6 ISIN: US902494BL61	$600,000,000	N/A	2	$389,974,000
4.350% Senior Notes due 2029	CUSIP: 902494 BK8 ISIN: US902494BK88	$1,000,000,000	N/A	3	$542,124,000

(1) The 2027 Tender Sub-Cap represents the maximum aggregate purchase price of 3.550% Senior Notes due 2027 that will be purchased within the Offers. We reserve the right, but are under no obligation, to increase, decrease or eliminate the 2027 Tender Sub-Cap at any time, including on or after the Price Determination Date (as defined below) and without extending the Early Tender Deadline or Withdrawal Deadline, subject to compliance with applicable law.

The amounts of each Series of Notes that are accepted for purchase in each Offer will be determined in accordance with the priorities identified in the column “Acceptance Priority Level” in the table above (each, an “Acceptance Priority Level” and, collectively, the “Acceptance Priority Levels”) and subject to the Maximum Tender Cap and the 2027 Tender Sub-Cap. As used herein, “Maximum Tender Cap” means an aggregate purchase price (including principal and premium, but excluding Accrued Interest) of no more than $1,200,000,000 for all of the Notes subject to the Offers, as such amount may be increased, decreased or eliminated by us pursuant to the terms of the Offer to Purchase. Because Holders validly tendered and did not validly withdraw their Notes on or before the Early Tender Deadline in an amount that the Company expects will result in an aggregate purchase price (excluding Accrued Interest) that exceeds the Maximum Tender Cap, the Company expects to accept for purchase a portion of the tendered 4.350% Senior Notes due 2029 in accordance with the proration procedures set forth in the Offer to Purchase.

Additionally, although the Offers will expire at 5:00 P.M., New York City time, on September 8, 2026 (as the same may be extended with respect to any Offer, the “Expiration Date”), because the Notes validly tendered and not validly withdrawn prior to or at the Early Tender Deadline are expected to have an aggregate purchase price (excluding Accrued Interest) that exceeds the Maximum Tender Cap, the Company does not expect to accept for purchase any Notes tendered after the Early Tender Deadline on a subsequent settlement date.

The applicable Total Consideration for each $1,000 in principal amount of the Notes validly tendered and not validly withdrawn before the Early Tender Deadline and accepted for purchase pursuant to the Offers will be determined by reference to a fixed spread specified for each Series of Notes over the yield based on the bid price of the applicable Reference Security, as fully described in the Offer to Purchase. The consideration will be calculated by the Dealer Managers (as defined below) at 10:00 A.M., New York City time, on August 24, 2026 (the “Price Determination Date”). In addition to the applicable Total Consideration, accrued and unpaid interest from the last interest payment date up to, but not including, the applicable Settlement Date will be paid in cash on all validly tendered Notes accepted for purchase in the Offers (the “Accrued Interest”). The Total Consideration, plus Accrued Interest, for Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be paid by us in same-day funds on the Early Settlement Date.

The Company will issue a press release specifying the Total Consideration for each series of Notes expected to be accepted for purchase.

Our obligation to accept for purchase, and to pay for, the Notes that are validly tendered and not validly withdrawn pursuant to each Offer, up to the Maximum Tender Cap or, if applicable, the 2027 Tender Sub-Cap, is conditioned on the satisfaction or waiver by us of a number of conditions set forth in the Offer to Purchase, in each case unless waived by us as provided in the Offer to Purchase.

We expressly reserve the right, in our sole discretion, to amend, extend or, upon failure of any condition described in the Offer to Purchase to be satisfied or waived, to terminate any of the Offers, including the right to amend or eliminate the Maximum Tender Cap and/or the 2027 Tender Sub-Cap, in each case, at any time at or prior to the Expiration Date.

The Offer to Purchase sets forth a complete description of the terms and conditions of the Offers. Holders of the Notes (“Holders”) are urged to read the Offer to Purchase carefully before making any decision with respect to the Offers.

BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Rabo Securities USA, Inc. are serving as the Dealer Managers in connection with the Offers (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offers should be directed to BofA Securities, Inc. by calling toll free at (888) 292-0070 or collect at (980) 388-0539, to J.P. Morgan Securities LLC by calling toll free at (866) 834-4666 or collect at (212) 834-4818, to Morgan Stanley & Co. LLC by calling toll free at (800) 624-1808 or collect at (212) 761-1057 or to Rabo Securities USA, Inc. by calling toll free at (866) 746-3850.

D.F. King & Co., Inc. has been appointed as information agent (the “Information Agent”) and tender agent (the “Tender Agent”) in connection with the Offers. Questions or requests for assistance in connection with the Offers or the delivery of tender instructions, or for additional copies of the Offer to Purchase, may be directed to D.F. King & Co., Inc. by calling collect at (212) 257-2075 (for banks and brokers) or toll free at (800) 967-5074 (for all others) or via e-mail at tyson@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

None of the Company, the Dealer Managers, D.F. King & Co., Inc., the trustee under the indenture governing the Notes or any of their respective affiliates is making any recommendation as to whether Holders should tender any Notes in response to the Offers. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell with respect to any securities. Neither this press release nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to purchase or sell or a solicitation of an offer to purchase or sell with respect to any securities, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this press release in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offers shall be deemed to be made by the Dealer Managers or such affiliate, as the case may be, on behalf of the Company in such jurisdiction.

About Tyson Foods, Inc.

Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company is a member of the S&P 500 and Russell 1000 large capitalization indices. It had approximately 133,000 team members on September 27, 2025.

Note Regarding Forward-Looking Statements

Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. Other important factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A. “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact: Laura Burns, TysonFoodsPR@tyson.com